                                                                   EXHIBIT 10.28


                        RCPI Landmark Properties, L.L.C.
                      c/o Tishman Speyer Properties, L.P.
                              45 Rockefeller Plaza
                            New York, New York 10111

                                                        February 16, 2006

Antigenics, Inc.
630 Fifth Avenue
New York, New York 10011

Omrix Biopharmaceuticals Inc.
708 Third Avenue
New York, New York 10017

          RE:  CONSENT TO SUBLEASE

"Building":      630 Fifth Avenue, New York, New York 10011.

"Premises"       Space on the 21st and 22nd floors of the Building.

"Sublet Space":  A portion of the Premises located on the 22nd floor of the
                 Building.

"Landlord":      RCPI Landmark Properties, L.L.C.

"Sublandlord":   Antigenics, Inc., a Delaware Corporation.

"Subtenant":     Omrix Biopharmaceuticals Inc., a Delaware Corporation.

"Lease": Lease dated December 6, 1995, between Landlord's predecessor-in-interest, Rockefeller Center Properties, as landlord, and Sublandlord's predecessor-in-interest, GHA Management Corporation, as tenant, as same has been and may hereafter be amended, modified, extended or restated from time to time.

"Sublease":      Sublease dated February 2, 2006 between Sublandlord and
                 Subtenant, as attached hereto, as same may be amended, modified, extended or restated from time to time, as may be permitted hereunder.

Ladies/Gentlemen:

     You have requested Landlord's consent to the sublease of the Sublet Space. Such consent is hereby granted on the terms and conditions, and in reliance upon the representations and warranties, set forth in this letter (this "Agreement").

     1. Sublandlord represents and warrants to Landlord that (a) the Lease is in full force and effect; (b) the Lease has not been assigned, encumbered, modified, extended or supplemented; (c) Sublandlord knows of no defense or counterclaim to the enforcement of the Lease; (d) Sublandlord is not entitled to any reduction, offset or abatement of the rent payable


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under the Lease; (e) Sublandlord, to the best of its knowledge, is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties, under the Lease; (f) Landlord has paid all amounts and performed all work required to be paid or performed under the Lease in connection with the initial occupancy of the Premises under the Lease; and
(g) Landlord, to the best of Sublandlord's knowledge, is not in default of any of its obligations or covenants under the Lease.

     2. Sublandlord and Subtenant each represents and warrants to Landlord that
(a) the Sublease constitutes the complete agreement between Sublandlord and Subtenant with respect to the subject matter thereof; (b) a true and complete copy of the Sublease is attached hereto; and (c) no rent or other consideration is being paid to Sublandlord by Subtenant for the Sublease or for the use, sale or rental of Sublandlord's fixtures, leasehold improvements, equipment, furniture or other personal property except as set forth in the Sublease.

     3. The Sublease shall be subject and subordinate to the Lease and this Agreement. Neither Sublandlord nor Subtenant shall take, permit or suffer any action which would violate the provisions of the Lease or this Agreement.

     4. Landlord's obligations to Sublandlord are governed only by the Lease and this Agreement. Landlord's obligations to Subtenant are only as expressly provided in this Agreement. Landlord shall not be bound or estopped by any provision of the Sublease, including any provision purporting to impose any obligations upon Landlord (except as provided in Paragraph 7 of this Agreement). Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Sublease or any plan or drawing referred to or contained therein (except as may be expressly approved herein). Landlord has not reviewed or approved any provision of the Sublease. Notwithstanding anything to the contrary contained in the Sublease, the term of the Sublease shall end no later than the day that is one day prior to the expiration date of the Lease.

     5. If Sublandlord or Subtenant violates any of the terms of this Agreement, or if any representation by Sublandlord or Subtenant in this Agreement is untrue in any material respect, or if Subtenant takes any action which would constitute a default under the Lease after the giving of notice and the expiration of any grace period required under the Lease, then Landlord may declare the Lease to be in default and avail itself of all remedies provided at law or equity or in the Lease with respect to defaults.

     6. Subject to the provisions of Paragraph 7 of this Agreement, if the Lease is terminated prior to the stated expiration date provided therein, the Sublease, shall likewise terminate on the date of such termination. In connection with such termination, Subtenant, at its sole expense, shall surrender the Sublet Space to Landlord in the manner provided for in the Lease, including the removal of all its personal property from the Sublet Space and from any part of the Building to which it is not otherwise entitled to occupancy and repair all resulting damage to the Sublet Space and the Building. Except as otherwise provided in the Lease, Landlord shall have the right to retain any property and personal effects which remain in the Sublet Space or the Building on the date of termination of the Sublease, without any obligation or liability to Subtenant, and to retain any net proceeds realized from the sale thereof, without waiving Landlord's rights with respect to any default by Sublandlord under the Lease or Subtenant under the foregoing provisions of this paragraph and the provisions of the Lease and the Sublease. If Subtenant shall fail to vacate and surrender the Sublet Space in accordance


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

with the provisions of this paragraph, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, and any such holding over shall be deemed a default under the Lease and a holding over by Sublandlord with respect to the entire Premises under the Lease. In addition, Subtenant agrees that it will not seek, and it expressly waives any right to seek, any stay of the prosecution of, or the execution of any judgment awarded in, any action by Landlord to recover possession of the Sublet Space. Subtenant may not vacate the Sublet Space on a Saturday, Sunday or a holiday. If the Sublease terminates on a Saturday, Sunday or a holiday, Subtenant must comply with this paragraph by the end of the preceding Business Day. This paragraph shall survive the earlier termination of the Lease and the Sublease.

     7. If the Lease is terminated before the stated expiration date of the Sublease, and if Landlord or any other party then entitled to possession of the Sublet Space so notifies Subtenant, Subtenant, at Landlord's option, shall attorn to Landlord or any such party for the remainder of the stated term of the Sublease for the Sublet Space under all the terms and conditions of the Lease, except that the fixed rent and any additional rent payable by Subtenant to Landlord pursuant to the Lease (collectively, the "Rent") shall be the greater of (x) the fixed rent and additional rent payable by Subtenant as set forth in the Sublease and (y) the Rent set forth in the Lease. The party to whom Subtenant attorns shall, under such circumstances, agree not to disturb Subtenant in its use and enjoyment of the Sublet Space, provided Subtenant performs all of its obligations under the Lease (except as provided above). Such party shall not be required to honor or credit Subtenant for (a) any payments of rent made to Sublandlord for more than one month in advance or for any other payment owing by, or on deposit with, Sublandlord for the credit of Subtenant, other than payments actually made to and received by Landlord, (b) any obligation to perform any work or make any payment to Subtenant pursuant to a work letter, the Sublease or otherwise, (c) any security deposit not in Landlord's actual possession, (d) any obligation of, or liability resulting from any act or omission of, Sublandlord, (e) any amendment of the Sublease not expressly consented to by Landlord, or (f) any defenses, abatements, reductions, counterclaims or offsets assertable against Sublandlord. This provision is self-operative upon demand for attornment, whether or not, as a matter of law, the Sublease may terminate upon the expiration or termination of the term of the Lease. Subtenant, however, agrees to give Landlord or such other party, on request, an instrument acknowledging an attornment according to these terms. No attornment pursuant to this paragraph shall be deemed a waiver or impairment of Landlord's rights under the Lease to pursue any remedy not inconsistent with such attornment. In the event of such election by Landlord or such other party, Sublandlord shall deliver to Landlord or such other party any security deposit which Sublandlord is then holding under the Sublease.

     8. Sublandlord and Subtenant each agrees that:

          (a) none of Landlord's shareholders, partners, members, managers, directors, officers, agents or employees, directly or indirectly, shall be liable for Landlord's performance under the Lease or this Agreement;

          (b) Landlord's liability under the Lease and this Agreement shall be limited to Landlord's interest in the Land (as defined in the Lease) and the Building (as defined in the Lease);


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          (c) it will not seek to satisfy any judgment against Landlord out of the assets of any person or entity other than Landlord (but only to the extent provided in clause (b) above); and

          (d) the obligations of Landlord under this Agreement and the Lease shall not be binding upon Landlord after the sale, conveyance, assignment or transfer by Landlord of its interest in the Land and the Building, and Sublandlord and Subtenant shall look solely to the transferee for the satisfaction of such obligations. Any such transferee shall be deemed to have assumed all of Landlord's obligations under this Agreement and the Lease.

     9. Sublandlord and Subtenant, jointly and severally, agree to indemnify Landlord against, and hold Landlord harmless from, all costs, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of any claims for brokerage commissions, finders fees or other compensation by reason of any person or entity claiming to have dealt with Sublandlord or Subtenant in connection with the Sublease or procuring possession of the Sublet Space. Sublandlord and Subtenant, at their sole expense, may defend any such claim with counsel reasonably acceptable to Landlord and settle any such claim at their expense, but only Landlord may approve the text of any stipulation, settlement agreement, consent order, judgment or decree entered into on its behalf. The provisions of this Paragraph 9 shall survive the expiration or sooner termination of the Lease or the Sublease.

     10. Sublandlord and Subtenant, jointly and severally, agree to indemnify Landlord against, and hold it harmless from any and all losses, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees, arising from any accident, injury or damage whatsoever caused to any person or entity or to the property of any person or entity and occurring during the term of the Sublease in or about the Sublet Space, except to the extent caused by the gross negligence or willful misconduct of Landlord. If any proceeding is brought against Landlord by reason of any such claim, Sublandlord and Subtenant, jointly and severally, shall be responsible for Landlord's costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith. If any action or proceeding is brought against Landlord by reason of any such claims, Sublandlord and/or Subtenant, upon written notice from Landlord, shall, at Sublandlord's and Subtenant's sole cost and expense, resist or defend such action or proceeding using counsel reasonably approved by Landlord, but may not settle any such claim without Landlord's prior written approval. The provisions of this Paragraph 10 shall survive the expiration or earlier termination of the term of the Sublease or the Lease. The indemnity and any right granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, Landlord's rights under the Lease. Subtenant shall name the Landlord as an additional insured on all liability insurance policies.

     11. Landlord's consent to the Sublease does not include consent to any modification, supplement or amendment of the Sublease, or to any assignment of the Sublease or further subletting of the Sublet Space, each of which requires Landlord's prior written consent. If Sublandlord or Subtenant desires Landlord's consent to any such other action it must specifically and separately request such consent, such consent in the case of Sublandlord shall be granted or denied pursuant to the terms of the Lease. Sublandlord shall give Landlord prompt written notice if the Sublease terminates prior to its stated term.

     12. Neither the execution and delivery of this Agreement or the Sublease, nor any acceptance of rent or other consideration from Subtenant by Landlord or Landlord's agent


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


shall operate to waive, modify, impair, release or in any manner affect Sublandlord's liability or obligations under the Lease or Subtenant's liability or obligations under the Sublease. Sublandlord and Subtenant each agrees that any additional services requested and authorized by Subtenant are deemed to be authorized by Sublandlord, and the charges for such additional services that are assessed by Landlord constitute additional rent payable under the Lease.

     13. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement or the Lease and the Sublease, then the terms, covenants and conditions of this Agreement or the Lease shall prevail. If there shall be any conflict or inconsistency between this Agreement and the Lease, then the terms, covenants and conditions of this Agreement shall prevail.

     14. The Lease and this Agreement constitute the entire agreement of the parties with respect to Landlord's consent to the Sublease. This Agreement may not be changed except in writing signed by each party hereto.

     15. All statements, notices and other communications given pursuant to this Agreement must be in writing and must be delivered as provided in the Lease, addressed to Landlord and Sublandlord as provided in the Lease and to Subtenant at its address set forth above or at such other address as any party may designate upon not less than 10 days prior notice given in accordance with this paragraph.

     16. Landlord's rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Lease, at law, in equity or otherwise and Landlord shall be able to assert its rights and remedies at the same time as, before, or after its assertion of any other right or remedy to which it is entitled without in any way diminishing such other rights or remedies. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity and enforceability of any other provision of this Agreement.

     17. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except as provided in Paragraph 8(d) above and except that it shall not inure to the benefit of any successor or assign of Sublandlord or Subtenant whose status was acquired in violation of the Lease or this Agreement.

     18. Each of Landlord, Sublandlord, and Subtenant represents that it is duly authorized to execute and deliver this Agreement, and that each of Landlord, Sublandlord and Subtenant has full power and authority to enter into this Agreement.

     19. This Agreement will be construed and governed by New York law. Sublandlord and Subtenant each consents to the personal and subject matter jurisdiction of the courts of the State of New York.

     20. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

     21. Sublandlord and Subtenant each agrees jointly and severally to pay, upon demand, Landlord's reasonable out-of-pocket fees and disbursements incurred in connection with and related to the preparation and execution of this Agreement.


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     22. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS
RIGHT TO A JURY TRIAL IN ANY CAUSE OF ACTION ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.


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     Please acknowledge your agreement to the terms and conditions of this
Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord's consent to be effective upon your receipt of a fully executed copy of this Agreement.

                             Very truly yours,



                                  RCPI LANDMARK PROPERTIES, L.L.C., Landlord
                                  By: Tishman Speyer Properties, L.P., its Agent


                                       By: /s/ Burton Lehman
                                           ---------------------------
                                           Name:    BURTON LEHMAN
                                           Title:   VICE PRESIDENT


Agreed and Consented to by:


ANTIGENICS, INC., Sublandlord


By: /s/ P. Thornton
    --------------------------
    Name: P THORNTON
    Title: CFO


OMRIX BIOPHARMACEUTICALS INC., Subtenant


By: /s/ Michael Burshtine
    --------------------------
    Name: MICHAEL BURSHTINE
    Title: CFO


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
                                     EXHIBIT

                                    Sublease

                                  See Attached

                                    SUBLEASE

      This SUBLEASE is made as of February 2nd, 2006, by and between Antigenics, Inc., a Delaware corporation having an address at 630 Fifth Avenue, New York, New York 10111 ("Sublessor") and Omrix Biopharmaceuticals Inc., a Delaware corporation having an address at 708 Third Avenue, New York, New York 10017 ("Sublessee").

                                   WITNESSETH:

      WHEREAS, pursuant to that Lease dated as of December 6, 1995, as amended by a First Amendment to Lease dated as of October 23, 1996, a Second Amendment to Lease dated as of February 25, 2000 and a Third Amendment to Lease dated as of March 23, 2001 by and between RCPI Trust (as successor in interest to Rockefeller Center Properties), as landlord ("Prime Lessor") and Sublessor (as successor in interest to GHA Management Corporation as assigned by GHA Management Corporation to Sublessor pursuant to that certain Assignment of Lease dated as of January 3, 2000), as tenant (such lease, as so amended, and all renewals, modifications and extensions thereof are hereinafter collectively referred to as the "Prime Lease"), a true and complete copy (less certain redacted information) of which is attached hereto as EXHIBIT A, whereby Sublessor leases space on floor(s) 21 and 22 located in the building known as and numbered 630 Fifth Avenue, New York, New York (the "Building") (all as more particularly described in the Prime Lease the "Premises"); and

      WHEREAS, Sublessee desires to sublease a portion of the Premises from Sublessor and Sublessor is willing to sublease the same, all on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

      1. Sublease of Subleased Premises. For the rent and upon the terms and conditions herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor approximately 2,658 square feet of rentable space located on the 22nd floor as shown on EXHIBIT B attached hereto (the "Subleased Premises"). During the term hereof, Sublessee shall have access to the Subleased Premises twenty-four (24) hours a day, 7 days a week, subject to the terms of this Sublease. Sublessor also grants Sublessee the right to use, without additional charge during the term of this Sublease, those items of personal property located in the Subleased Premises on the date hereof (the "Furniture"), together with the existing network wiring/equipment (including handsets), voicemail systems, internet access, security system (including door cards) (the "Systems") and fixtures in the Subleased Premises as of the Commencement Date. Sublessor hereby represents and warrants that the Systems are in good working order. Sublessor agrees to maintain the Systems in working order during the Term of the Sublease. Sublessor will provide Sublessee with the direct contact information of a technician or equivalent person who is available during regular business hours to service the Systems and a contact for after-hours Systems services. Sublessee's sole remedy in the event of a violation of such representation and warranty is for Sublessee to receive from Sublessor the same level of service to Sublessee as Sublessor provides itself. Notwithstanding the foregoing, Sublessee shall in no event be responsible for maintaining or repairing the Systems. Other than as set forth herein, Sublessee accepts possession of the Furniture, the Systems and fixtures "as is, where is" and in their current condition, Sublessor having made no representation or warranty of any kind, express or implied (including, but not limited to, any warranty of fitness for any particular use or purpose or security with respect to the voicemail or internet access connections) with respect to any of the same. Sublessor shall provide Sublessee with open connections for internet service and computer connections and the use of the existing security system and telephone system in the Subleased Premises. Sublessee acknowledges and agrees that it is responsible for securing the telephone and internet connections and for the security of the Subleased Premises and any persons therein or thereon. For the avoidance of doubt it is clarified that Sublessee emails and internet activity will not be recorded or otherwise accessible by Sublessor. Sublessee releases and indemnifies Sublessor and its directors, officers, agents and employees from any liability with respect to the use/security of the telephone and internet connections and the security of the Subleased Premises and any persons therein or thereon. Sublessor agrees to allow Sublessee to use, without additional charge, Sublessor's receptionist services on the 21st floor of the Building. Upon the date on which this Sublease has been fully executed by Sublessor and Sublessee and the Prime Lessor has delivered the "Consent" as hereinafter defined, Sublessee shall have the right to enter the Subleased Premises for the purposes of inspecting the Subleased Premises, taking measurements and preparing for the move into the Subleased Premises. Sublessor shall have the right to have a representative present any time such early entry right is exercised. If Sublessee enters the Subleased Premises prior to the Commencement Date, Sublessee shall be responsible for complying with all of the terms of this Sublease and the Prime Lease to the extent incorporated herein by reference, other than the payment of Rent.

      2. Term. The Term of this Sublease shall commence upon the later of: (i) February 15, 2006 and (ii) the date on which this Sublease has been fully executed by Sublessor and Sublessee and the Prime Lessor has delivered the "Consent" as hereinafter defined and (iii) the date the "Rent" as hereinafter defined, is received by Sublessor (the "Commencement Date"), and shall expire at 11:59 p.m. on December 27 2006 (the "Expiration Date") or such earlier date upon which said term may expire, be canceled or be terminated pursuant to any of the terms or provisions of the Prime Lease this Sublease or applicable law. Following the Commencement Date, Sublessor will prepare and execute a written confirmation indicating the exact date of the Commencement Date. In the event that the "Consent" is not delivered to the Sublessor by March 1st, 2006 this agreement may be terminated by either party with no liability to the Sublease or the Sublessor.

      3. Appurtenant Rights. Sublessee shall have, as appurtenant to the Subleased Premises, rights to use in common with Sublessor and others entitled thereto Sublessor's rights in driveways, walkways, hallways, stairways and passenger elevator convenient for access to the Subleased Premises and the lavatories nearest thereto as shown on EXHIBIT B attached hereto.

      4. Rent. Upon receipt of Prime Lessor's consent to the Sublease, and prior to Sublessee taking possession of the Subleased Premises, provided that Prime Lessor's consent will be received by Sublessor by February 15th, 2006, Sublessee shall pay to Sublessor $160,363.64 as rent (the "Rent") for this Sublease. In the event that Prime Lessor's consent is received after Feb 15th 2006, the Rent will be reduced by $763.64 per business day from February 15th 2006 until the Prime Lessor's consent is received by Sublessor. Sublessor shall forward such Rent to the Prime Lessor together with any additional rental amounts owed solely by Sublessor for the Subleased Premises under the Prime Lease. Sublessor shall provide Sublessee with a copy of the monthly statement from Prime Lessor in respect of the Subleased Premises. Such statement shall confirm receipt of such payment in respect of the Subleased Premises. Rent is intended to be gross rent and includes taxes, operating expenses, ordinary cleaning services, utilities, and heating and air conditioning (during normal business hours as set forth in the Prime Lease) due under the Prime Lease. At all other times, Sublessee may request of Sublessor, and Sublessor shall request of Prime Lessor, that Sublessee be furnished heat, ventilation and air conditioning to the Subleased Premises. Sublessee shall pay any charges that Prime Lessor charges to Sublessor in connection with such service but Sublessor will not charge any mark-up or fee above any amounts charged by Prime Lessor pursuant to the Prime Lease for the foregoing after-hours services.

      5. (Intentionally omitted)

      6. Permitted Uses. Sublessee shall use the Subleased Premises only for general office uses and the uses permitted under the Prime Lease. Sublessee shall not do, suffer or permit anything to be done in or upon the Subleased Premises except in accordance with and as permitted by the Prime Lease and applicable law. Sublessee shall comply with the certificate of occupancy relating to the Subleased Premises and with all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Subleased Premises.

      7. Condition of Subleased Premises. Sublessee represents that it has made or caused to be made a thorough examination and inspection of the Subleased Premises and is familiar with the condition of every part thereof. Sublessee agrees that, except as expressly provided herein, (i) it enters into this Sublease without relying upon any representations, warranties or promises by Sublessor, its agents, representatives, employees, servants or any other person in respect of the Building or the Subleased Premises, (ii) no rights, easements or licenses are acquired by Sublessee by implication or otherwise except as expressly set forth herein, (iii) Sublessor shall have no obligation to do any work in order to make the Subleased Premises suitable and ready for occupancy and use by Sublessee and (iv) the Subleased Premises are in satisfactory condition.

      Sublessee shall make no alterations, installations, removals, additions or improvements in or to the Subleased Premises or any other portion of the Building.

      Sublessee shall keep and maintain the Subleased Premises, the Furniture, the Systems and the fixtures and equipment therein clean and in good order, repair and condition, except for reasonable wear and tear and damage by fire or other casualty or condemnation.

      Sublessee acknowledges and agrees that Sublessor shall have the right to repair and restore the direct access between the 21st and 22nd floors of the Premises upon reasonable notice to the Sublessee and at commercially reasonable times following the Commencement Date.

      8. Insurance. Sublessee shall maintain throughout the term of this Sublease such insurance in respect of the Subleased Premises and the conduct and operation of business therein, with Sublessor and Prime Lessor listed as additional insureds as is required of "Tenant" pursuant to the terms of the Prime Lease (including, without limitation, Section 6.1(k) as hereinafter incorporated by reference) with no penalty to Sublessor or Prime Lessor resulting from deductibles or self-insured retentions effected in Sublessee's insurance coverage, and with such other endorsements and provisions as Sublessor or Prime Lessor may reasonably request. If Sublessee fails to procure or maintain such insurance and to pay all premiums and charges therefor within ten
(10) days after notice from Sublessor, Sublessor may (but shall not be obligated to) do so, whereupon Sublessee shall reimburse Sublessor upon demand. All such insurance policies shall, to the extent obtainable, contain endorsements providing that (i) such policies may not be canceled except upon thirty (30) days' prior notice to Sublessor and Prime Lessor, (ii) no act or omission of Sublessee shall affect or limit the obligations of the insurer with respect to any other named or additional insured and (iii) Sublessee shall be solely responsible for the payment of all premiums under such policies and Sublessor, notwithstanding that it is or may be a named insured, shall have no obligation for the payment thereof. Such insurance shall otherwise be reasonably acceptable to Sublessor in both form and substance. On or before the Commencement Date, Sublessee shall deliver to Sublessor and Prime Lessor a certificate evidencing the foregoing coverages. Any endorsements to such certificates shall also be delivered to Sublessor and Prime Lessor upon issuance thereof. Sublessee shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Sublessee shall deliver to Sublessor and Prime Lessor such renewal certificates at least thirty (30) days before the expiration of any existing policy. In the event Sublessee fails so to deliver any such renewal certificate at least thirty (30) days before the expiration of any existing policy, Sublessor shall have the right, but not the obligation, to obtain the same if Sublessee does not provide evidence of the same within fifteen (15) days of request by Sublessor, where upon Sublessee shall reimburse Sublessor upon demand. Notwithstanding anything to the contrary contained herein, Sublessee shall be permitted to maintain insurance with respect to the Subleased Premises pursuant to an umbrella insurance policy, provided that such umbrella insurance policy meets the insurance requirements of the Prime Lease.

      Sublessee shall include in all such insurance policies any clauses or endorsements in favor of Prime Lessor including, but not limited to, waivers of the right of subrogation, which Sublessor is required to provide pursuant to the provisions of the Prime Lease. Sublessee releases and waives all claims against Sublessor for loss or damage to Sublessee's personal property and its alterations in the Subleased Premises, except to the extent arising from any negligence or willful misconduct of Sublessor or any of Sublessor's employees, agents contractors or invitees.

      9. Indemnification Sublessee agrees to protect, defend (with counsel reasonably approved by Sublessor), indemnify and hold Sublessor and Prime Lessor and their respective directors, officers, agents and employees harmless from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (except to the extent arising from any negligence or willful misconduct of Prime Lessor or Sublessor or their contractors, invitees, agents or employees), arising: (i) from the conduct or management of or from any work or thing whatsoever done in the Subleased Premises during the term hereof;
(ii) from any condition arising, and any injury to or death of persons, damage to property or other event occurring or resulting from an occurrence in the Subleased Premises during the term hereof; and (iii) from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease or from any willful misconduct or negligence on the part of Sublessee or any of its agents, employees, licensees, invitees or assignees or any person claiming through or under Sublessee. Sublessee further agrees to indemnify Sublessor and Prime Lessor and their respective officers, agents and employees from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys' fees and expenses), incurred in connection with any such indemnified claim or any action or proceeding brought in connection therewith. The provisions of this Paragraph are intended to supplement any other indemnification provisions contained in this Sublease and in the Prime Lease to the extent incorporated by reference herein. Any non-liability, indemnity or hold harmless provisions in the Prime Lease for the benefit of Prime Lessor that are incorporated herein by reference shall be deemed to inure to the benefit of Sublessor and Prime Lessor. The indemnity shall survive the expiration or earlier termination of this Sublease.

      10. No Assignment or Subletting. Sublessee shall not assign, sell, mortgage pledge or in any manner transfer this Sublease or any interest herein, or the term or estate granted hereby or the rentals hereunder, or sublet the Subleased Premises or any part thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the prior written consent of Sublessor and Prime Lessor. Neither the consent of Sublessor or Prime Lessor to an assignment, subletting, concession, or license, nor the references in this Subcase to assignees, subtenants, concessionaires or licensees, shall in any way be construed to relieve Sublessee of the requirement of obtaining the consent of Sublessor and Prime Lessor to any further assignment or subletting or to the making of any assignment, subletting, concession or license for all or any part of the Subleased Premises. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Sublessee named herein and any other person(s) who at any time was or were Sublessee shall remain fully liable under this Sublease. If this Sublease is assigned, or if the Subleased Premises or any part thereof is underlet or occupied by any person or entity other than Sublessee, Sublessor may, after default by Sublessee, following notice and the expiration of any cure period, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rents payable by Sublessee hereunder, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Sublessee from the further performance by Sublessee of the covenants hereunder to be performed on the part of Sublessee. Any attempted assignment or subletting without the prior written consent of the Sublessor and the Prime Lessor shall be void.

      11. Primacy and Incorporation of Prime Lease.

      (a) This Sublease is and shall be subject and subordinate to the Prime Lease and to all matters to which the Prime Lease is or shall be subject and subordinate, and to all amendments, modifications, renewals and extensions of or to the Prime Lease and Sublessor purports hereby to convey, and Sublessee takes hereby, no greater rights then those accorded to or taken by Sublessor as "Tenant" under the terms of the Prime Lease. To the extent incorporated herein, Sublessee covenants and agrees that it will perform and observe all of the provisions contained in the Prime Lease to be performed and observed by the "Tenant" thereunder as applicable to the Premises, other than the payment of rent. Notwithstanding the foregoing, Sublessee shall have no obligation to (i) cure any default of Sublessor under the Prime Lease unless directly and actually caused by Sublessee's default under this Sublease, (ii) perform any obligation of Sublessor under the Prime Lease which arose prior to the Commencement Date and Sublessor failed to perform, (iii) repair any damage to the Premises caused by Sublessor, (iv) remove any alterations or additions installed within the Premises prior to the Commencement Date, (v) indemnify Sublessor or Prime Lessor with respect to any negligence or willful misconduct of Sublessor, its agents, employees or contractors, or (vi) discharge any liens on the Premises or the Building which arise out of any work performed, or claimed to be performed, by or at the direction of Sublessor. Except to the extent inconsistent with the context hereof, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Prime Lease. Further, except as set forth below, the terms, covenants and conditions of the following specified provisions of the Prime Lease are incorporated herein by reference as if such terms, covenants and conditions were stated herein to be the terms, covenants and conditions of this Sublease, so that except to the extent that they are inconsistent with or modified by the provisions of this Sublease, for the purpose of incorporation by reference each and every referenced term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the "Landlord" thereunder shall, in respect of this Sublease and the Subleased Premises, be binding upon or inure to the benefit of Sublessor, and each and every referenced term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the "Tenant" thereunder shall, in respect of this Sublease, be binding upon or inure to the benefit of Sublessee, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease: Articles/Sections: 1.3, 1.6 (excluding the last sentence), 1.7 (wherever "Tenant" is referenced replace with "Sublessor"), 3,4,6,8,11,12,14,15,16,17,18,19,21,23,25
(excluding 25.7 and 25.13), 29, 30 (excluding 30.5), and Exhibit A; Paragraph 3 of the First Amendment to Lease; Paragraph 3 and Exhibit B of the Second Amendment to Lease; and the second grammatical paragraph of Paragraph 3(a), Paragraph 3(b) and Exhibit A of the Third Amendment to Lease. Notwithstanding the foregoing, for purposes of this Sublease, as to such incorporated terms, covenants and conditions:

      (i) references in the Prime Lease to the "Premises" shall be deemed to refer to the "Subleased Premises" hereunder;

      (ii) references in the Prime Lease to "Landlord" and to "Tenant" shall be deemed to refer to "Sublessor" and "Sublessee" hereunder, respectively, except that where the terms "Landlord" is used in the context of ownership or management of the entire Building, such term shall be deemed to mean "Prime Lessor";

      (iii) references in the Prime Lease to "this Lease" shall be deemed to refer to "this Sublease" (except when such reference in the Prime Lease is, by its terms (unless modified by this Sublease), a reference to any other section of the Prime Lease, in which event such reference shall be deemed to refer to the particular section of the Prime Lease);

      (iv) references in the Prime Lease to the "term commencement date" shall be deemed to refer to the "Commencement Date" hereunder;

      (v) references in the Prime Lease to the "fixed rent", "additional rent" and "Rent" shall be deemed to refer to the "Rent" as defined hereunder

      (vi) references in the Prime Lease to the "term" shall be deemed to refer to the "Term" of this Sublease.

      Notwithstanding the foregoing, the following provisions of the Prime Lease, Exhibits and Schedules annexed thereto are not incorporated herein by reference and shall not, except as to definitions set forth therein, have any applicability to this Sublease: Articles/Sections: 1.1, 1.2, 1.4, 1.5, the last sentence of 1.6, 2, 5, 7, 9, 10, 13, 20, 22, 24, 25.7, 25.13,26, 27, 28, 30.5,
31,32; the First Amendment to Lease (excluding Paragraph 3); the Second Amendment to Lease (excluding Paragraph 3 and Exhibit B); and the Third Amendment to Lease (excluding the second grammatical paragraph of Paragraph 3(a), Paragraph 3(b) and Exhibit A).

      Where reference is made in the following Sections to "Landlord", the same shall be deemed to refer only to "Prime Lessor": Articles/Sections: 5, 8.2, 9, 10, 12 and 20.

      Where reference is made in the following Sections to "Landlord", the same shall be deemed to refer to "Prime Lessor" and "Sublessor": Articles/Sections:
6.1(b), 6.1(c) 6.1(e), 6.1(g), 6.1(j), 8.1, 19, 23 and 25.2.

      (b) Notwithstanding such incorporation by reference, Sublessee acknowledges that pursuant to the Prime Lease, certain services, repairs, restorations, equipment and access to and for the Premises and insurance coverage of the Building are in fact to be provided by Prime Lessor and Sublessor shall have no obligation during the Term of this Sublease to provide any such services, repairs, restorations, equipment, access or insurance coverage. Sublessee agrees to look solely to Prime Lessor for the furnishing of such services, repairs, restorations, equipment, access and insurance coverage. Sublessor shall cooperate reasonably with Sublessee in obtaining for Sublessee's benefit the performance by Prime Lessor of its obligations under the Prime Lease, but Sublessor shall in no event be liable to Sublessee, nor, except as otherwise expressly set forth in the casualty or condemnation provisions of the Prime Lease, shall the obligations of Sublessee hereunder be impaired or the performance thereof excused because of any failure or delay on Prime Lessor's part in furnishing such services, repairs, restorations, equipment, access or insurance coverage.

      (c) Notwithstanding anything to the contrary contained in the Prime Lease, the time limits (the "Notice Periods") contained in the Prime Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the "Tenant" (including any grace periods set forth in Article 15 of the Prime Lease), thereunder, or for the exercise by the "Tenant", thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days (or by three (3) days if the notice period is ten (10) days or less), so that in each instance Sublessee shall have five (5) (or three (3), as applicable) fewer days to observe or perform hereunder than Sublessor has as the "Tenant" under the Prime Lease; provided, however, that if the Prime Lease allows a Notice Period of five (5) days or less, then Sublessee shall nevertheless be allowed the number of days equal to one-half of the number of days in each Notice Period to give any such notices, make any such demands, perform any such acts, conditions or covenants or exercise any such rights, remedies or options; provided, further, that if one half of the number of days in the Notice Period is not a whole number, Sublessee shall be allowed the number of days equal to one-half of the number of days in the Notice Period rounded up to the next whole number.

      (d) Notwithstanding anything to the contrary contained in this Sublease (including, without limitation, the provisions of the Prime Lease incorporated herein by reference), Sublessor makes no representations or warranties whatsoever with respect to the Subleased Premises, this Sublease, the Prime Lease or any other matter, either express or implied, except as expressly set forth herein, and except that Sublessor represents and warrants, as of the date of execution hereof, (i) that it is the holder of the interest of the "Tenant" under the Prime Lease and said interest is not the subject of any lien, assignment, conflicting sublease, or other hypothecation or pledge; (ii) that the Prime Lease is in full force and effect, unmodified and constitutes the entire agreement between the Prime Lessor and Sublessor in respect of the Subleased Premises; (iii) that no notices of default have been served on Sublessor under the Prime Lease which have not been cured; and (iv) to the best of Sublessor's knowledge, neither Sublessor nor Prime Lessor is in default under the Prime Lease.

      12. Certain Services and Rights. Except to the extent otherwise expressly provided herein, the only services or rights to which the Sublessee is entitled hereunder, including without limitation rights relating to the repair, maintenance and restoration of the Subleased Premises, are those services and rights to which Sublessor is entitled under the Prime Lease. Sublessee acknowledges and agrees that Sublessor shall have no obligation to furnish any services whatsoever to Sublessee, any such obligation being that of the Prime Lessor under the Prime Lease, and that, as set forth in Paragraph 11(b) hereof, the sole obligation of Sublessor hereunder with respect to such services is to cooperate reasonably with Sublessee to obtain Prime Lessor's performance.

      13. Compliance with Prime Lease. Sublessee acknowledges that it has been furnished with a copy of and has reviewed the Prime Lease. Sublessee shall neither do nor knowingly permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease, and Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys' fees and expenses) of any kind whatsoever by reason of any breach or default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited. Sublessee covenants and agrees that Sublessee will not do anything which would constitute a default under the provisions of the Prime Lease or omit to do anything which Sublessee is obligated to do under the terms of this Sublease: that would constitute a default under the Prime Lease.

      14. Default. In the event that Sublessee shall default in any of its obligations hereunder beyond applicable cure periods, including any default of the nature described in the Prime Lease beyond applicable cure periods, Sublessor shall have available to it all of the rights and remedies available to Prime Lessor under the Prime Lease, including without limitation Article 15 thereof as and to the extent incorporated herein by reference, as though Sublessor were the "Landlord" thereunder and Sublessee the "Tenant" thereunder. Sublessee further agrees to reimburse Sublessor for all costs and expenses, including reasonable attorneys' fees, incurred by Sublessor in asserting or enforcing its rights hereunder against Sublessee or any other party.

      15. Brokerage. Sublessee and Sublessor represent that they have not dealt with any broker in connection with this Sublease. Each party agrees to indemnify and hold harmless the other from and against any and liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys' fees and expenses) which the indemnified party may be subject to or suffer by reason of any claim made by any person, firm or corporation for any commission, expense or other compensation as a result of the execution and delivery of this Sublease, which is based on alleged conversations or negotiations by said person, firm or corporation with the indemnifying party.

      16. (Intentionally omitted)

      17. Notices. All notices, consents, approvals, demands, bills, statements and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be governed by Article 14 of the Prime Lease as incorporated herein by reference, except that the mailing addresses for Sublessor and Sublessee shall initially be those first set forth above, and after the Commencement Date, to Sublessee at the Subleased Premises, with a copy of all default and termination notices to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, Attention: Marco Caffuzzi. Sublessee shall mail a copy of all notices to Sublessor at 3 Forbes Road, Lexington, MA 02421, attention: general counsel. Communications and payments to the Prime Lessor shall be given in accordance with, and subject to,
Article 14 of the Prime Lease.

      18. Interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, which covenant, agreement, obligation or other provision shall be construed and interpreted in the context of the Sublease as a whole. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity. Terms used herein and not defined shall have the meaning set forth in the Prime Lease.

      19. Fire or Casualty; Eminent Domain. In the event the Subleased Premises (or access thereto or systems serving the same) are subjected to a fire or other casualty or to a taking by eminent domain that interferes with the use and enjoyment by Sublessee of a material portion of the Subleased Premises, Sublessee shall be entitled to an equitable adjustment of Rent until tenantable occupancy is restored. At any time that such interference has not been remedied and tenantable occupancy restored after ninety (90) days from the date such interference was first experienced, Sublessee may, by notice to Sublessor, terminate this Sublease. In the event of any taking of the Subleasee Premises, Sublessee assigns to Prime Lessor any right Sublessee may have to any damages or award. Sublessee shall not make claims against Sublessor, Prime Lessor or the condemning authority for damages.

      20. Signage. Subject to the consent of Prime Lessor as required under the Prime Lease, if any, Sublessee has the right, at its sale cost and expense, to install signage consistent with Sublessor's signage and that of any other subtenants on the Building lobby directory and on the entrance to the Subleased Premises.

      21. Right to Cure Sublessee's Defaults. If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder, then Sublessor shall have the right, but not the obligation, after notice to Sublessee, or without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Sublessee shall pay to Sublessor upon demand as additional rent all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at an annual rate equal to the rate two percent (2%) above the base rate or prime rate then announced as such by the Wall Street Journal, or the maximum rate permitted by law. Such interest shall be payable with respect to the period commencing on the date such expenditures are made by Sublessor and ending on the date such amounts are repaid by Sublessee. The provisions of this Paragraph shall survive the Expiration Date or the sooner termination of this Sublease.

      22. Termination of Prime Lease. If for any reason the term of the Prime Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon automatically terminate as to the premises demised under the Prime Lease and Sublessor shall not be liable to Sublessee by reason thereof; provided, however, that Sublessor agrees that so long as Sublessee is not in default hereunder, Sublessor shall not voluntarily surrender the Prime Lease, except in accordance with rights expressly reserved to Sublessor as "Tenant" under the Prime Lease, including, without limitation, such rights as are available under Articles 9 and 10 of the Prime Lease in the event of a taking or casualty. Notwithstanding the foregoing, if the Prime Lease gives Sublessor any right to terminate the Prime Lease in the event of the partial or total damage, destruction, or condemnation of the Subleased Premises or the Building, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. Nothing herein shall prevent an assignment of the Prime Lease or the subleasing of additional space covered by the Prime Lease to any third parties and in no event shall Sublessor have any liability to Sublessee for any defaults or termination of the Prime Lease by such other subtenants or defaults under such other subleases.

Upon the expiration or termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Sublessee's right of possession, Sublessee shall (i) remove and restore any and all signage it may have installed and such alterations, installations, additions and improvements as Sublessor may have specified at the time Sublessor consented to the same and
(ii) at once surrender and deliver the Subleased Premises, the Furniture and the Systems in the condition and repair required by, and in accordance with the provisions of, this Sublease and the Prime Lease, including without limitation
Section 6.1(h) of the Prime Lease as incorporated herein by reference, including the Furniture and the Systems which shall be in the same condition as at the date hereof, reasonable wear and tear excepted. If Sublessee shall fail to remove any of Sublessee's property from the Subleased Premises, such property shall be deemed abandoned, and Sublessor is hereby authorized, without liability to Sublessee for loss or damage thereto, at the sole risk of Sublessee, to (a) remove and store such property at

Sublessee's expense; (b) retain such property, in which case all right, title and interest therein shall accrue to Sublessor; or, (c) sell such property and retain the proceeds from such sale, or otherwise dispose or destroy such property.

      23. Consents and Approvals. All references in this Sublease to the consent or approval of Prime Lessor and/or Sublessor shall be deemed to mean the written consent or approval of Prime Lessor and/or Sublessor, as the case may be, and no such consent or approval of Prime Lessor and/or Sublessor, as the case may be, shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Prime Lessor and/or Sublessor, as the case may be. In all provisions requiring the approval or consent of Sublessor (whether pursuant to the express terms of this Sublease or the terms of the Prime Lease incorporated herein), Sublessee shall be required to obtain the approval or consent of Prime Lessor and then to obtain like approval or consent of Sublessor. If Sublessor is required or has determined to give its consent or approval to a matter as to which consent or approval has been requested by Sublessee, Sublessor shall cooperate reasonably with Sublessee endeavoring to obtain any required Prime Lessor's consent or approval upon and subject to the following terms and conditions: (i) Sublessee shall reimburse Sublessor for any reasonable out-of-pocket costs incurred by Sublessor in connection with seeking such consent or approval, (ii) Sublessor shall not be required to make any payments to Prime Lessor or to enter into any agreements or to modify the Prime Lease, or this Sublease in order to obtain any such consent or approval, (iii) if Sublessee agrees or is otherwise obligated to make any payments to Sublessor, or Prime Lessor in connection with such request for such consent or approval, Sublessee shall have made arrangements satisfactory to Sublessor for such payments and (iv) Sublessee shall indemnify and hold, Sublessor harmless from and against all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys' fees and expenses) Sublessor shall suffer or incur in connection with seeking such consent or approval. Nothing contained in this Article shall be deemed to require Sublessor to give any consent or approval simply because Prime Lessor has given such consent or approval and, unless provision to the contrary is expressly made herein, Sublessor's consent may be withheld at its sole election. Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall not be required to reimburse Sublessor or Prime Lessor for any costs incurred by either of them in connection with seeking the Consent.

      24. No Privity of Estate. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and Prime Lessor and Prime Lessor is not obligated to recognize or to provide for the non-disturbance of the rights of Sublessee hereunder.

      25. No Waiver. The failure of Sublessor to insist in any one or more cases upon the strict performance or observance of any obligation of Sublessee hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Sublessee or any right or option of Sublessor. Sublessor's receipt and acceptance of Rent or Sublessor's acceptance of performance of any other obligation by Sublessee, with knowledge of Sublessee's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublessor of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublessor.

      26. Complete Agreement. This Sublease constitutes the entire agreement between the parties and there are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties. This Sublease shall not be binding upon either party unless and until it is signed and delivered by and to both parties. This Sublease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

      27. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

      28. Waiver of Jury Trial and Right to Counterclaim. The parties hereto hereby waive any rights which they may have to trial by jury in any summary action or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, the Subleased Premises and the use and occupancy thereof, and any claim for injury or damages. Sublessee also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises. The parties hereto hereby waive any rights which they may have to trial by jury in any summary action or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, the Subleased Premises and the use and occupancy thereof, and any claim for injury or damages. Sublessee also hereby waives all right to assert or interpose a counterclaim (other than mandatory or compulsory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

      29. Estoppel Certificates. Sublessee shall, within ten (10) days after each and every request by Sublessor (but in no event shall Sublessor make such request more than once per month), execute, acknowledge and deliver to Sublessor or any party reasonably designated by Sublessor, without cost or expense to Sublessor, a statement in writing (a) certifying that this Sublease is unmodified and, to the best knowledge of Sublessee, is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating such modifications); (b) specifying the dates to which Rent has been paid; (c) stating whether or not, to the best knowledge of Sublessee, Sublessor is in default in the performance or observance of its obligations under this Sublease and, if so, specifying each such default; (d) stating whether or not, to the best knowledge of Sublessee, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Sublessor under this Sublease, and, if so, specifying each such default; (e) stating whether or not, to the best knowledge of Sublessee, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Prime Lessor under the Prime Lease with respect to the Subleased Premises, and, if so, specifying such event; (f) describing all notices of default submitted by Sublessee to Sublessor and Prime Lessor with respect to this Sublease, or the Prime Lease from and after the date hereof; and (g) containing such other information with respect to the Subleased Premises or this Sublease as Sublessor shall reasonably request. Sublessee hereby acknowledges and agrees that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective assignee, transferee or mortgagee of the leasehold estate of Sublessor under the Prime Lease. Notwithstanding the foregoing, Sublessee acknowledges and agrees to deliver the aforementioned statement whenever requested by Prime Lessor.

      30. Consent of Prime Lessor. This Sublease is subject to the approval and consent of Prime Lessor, which Sublessor agrees to use diligent efforts to obtain. This Sublease shall not become effective unless and until a written approval and consent (the "Consent") is executed and delivered by the Prime Lessor, which Consent shall consent to this Sublease. After the Sublessor receives the Consent from the Prime Lessor, Sublessor agrees to promptly deliver a fully-executed original of the Consent to Sublessee. The effectiveness of this Sublease is subject to and conditional upon the receipt by Sublessor and Sublessee of the Consent. To the extent that Sublessor has not already done so, upon execution of this Sublease by Sublessee, Sublessor will promptly apply to the Prime Lessor for the Consent and Sublessor will promptly inform Sublessee as to receipt of the Consent (if and when it is received) and deliver to Sublessee a copy of the same.

      31. Limitation of Liability. No director, officer, shareholder, employee, adviser or agent of Sublessor shall be personally liable in any manner or to any extent under or in connection with this Sublease. In no event shall Sublessor or any of its directors, officers, shareholders, employees, advisers or agents be responsible for any consequential, indirect or special damages or interruption or loss of business, income or profits, or claims for constructive eviction, nor shall Sublessor be liable for loss of or damage to artwork, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative office activities.

      32. Holdover. If Sublessee shall fail to surrender and deliver the Subleased Premises as and when required hereunder, Sublessee shall become a tenant at sufferance only, subject to all of the terms, covenants and conditions herein specified, including but not limited to the hold-over rental set forth in the Prime Lease. Sublessee agrees to protect, defend (with counsel reasonably approved by Sublessor), indemnify and hold harmless Sublessor and its officers, directors, agents and employees from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys' fees and expenses) that Sublessor may suffer by reason of any holdover by Sublessee hereunder. The terms and provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Sublease.

      33. Recording. Sublessor and Sublessee agree that neither party may record this Sublease.

      34. Attorney's Fees. If either Sublessor or Sublessee shall bring any action or legal proceeding for an alleged breach of any provision of this Sublease, to recover Rent, to terminate this Sublease or otherwise to enforce, protect or establish any term or covenant of this Sublease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable, actual and documented attorneys' fees, court costs, and expert fees as may be fixed by the court.

      35. Confidentiality. Each party hereto agrees that this Sublease, including a terms and provisions hereof, is confidential, provided each party may disclose terms on a confidential basis (i) to its agents, attorneys, and consultants; (ii) to Prime Lessor; (iii) to the extent required by law; and (iv) in connection with any legal action to enforce the terms of this Sublease.

      36. Governing Law. This Sublease is made under, and shall be construed in accordance with, the laws of the State of New York.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as a sealed instrument as of the date first written above.

                                   Antigenics, Inc.,
                                        (Sublessor)


                                   By: /s/ P. Thornton
                                      ---------------------------
                                      Name:  P. Thornton
                                      Title: SVP & CFO


                                   Omrix Biopharmaceuticals Inc.,
                                        (Sublessee)

                                   By: /s/ Michael Burshtine
                                      ---------------------------
                                      Name:  Michael Burshtine
                                      Title: SVP & CFO


Sublease between Antigenics Inc and Omrix - 020206F

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                                    EXHIBIT A

                                  PRIME LEASE

                                 [SEE ATTACHED]

                                    EXHIBIT B

                        PLAN SHOWING SUBLEASED PREMISES

                                 [SEE ATTACHED]

                                  (FLOOR PLAN)